Exhibit 99.1

ON24 Announces First Quarter 2023 Financial Results

•On track to achieve Q2 2023 profitability target
•ARR of $149.2 million on our Core Platform
•First quarter total revenue of $43.1 million
•Expanded capital return program to $125 million; cash dividend of $1.09 per share
•Added three new board members: Cynthia Paul, Ron Mitchell and Teresa Anania
SAN FRANCISCO--(BUSINESS WIRE)--ON24 (NYSE: ONTF), a leading sales and marketing platform for B2B digital engagement, today announced financial results for the first quarter ended March 31, 2023.
“I am pleased with our first quarter results and the progress we have made accelerating our path to profitability. We are on track to reach break-even non-GAAP EPS by Q2 and are now targeting break-even non-GAAP EBITDA by Q4 2023, with continued improvement in the quarters ahead,” said Sharat Sharan, co-founder and CEO of ON24. “While many marketing budgets are facing temporary economic pressure, resulting in greater deal scrutiny and softness in our key customer verticals which has impacted our near-term top-line, we believe we are well positioned to capture market share and are confident in our ability to deliver profitable growth.”
First Quarter 2023 Financial Highlights
•Core Platform ARR of $149.2 million as of March 31, 2023, a decrease of 4% year-over-year.
•Total ARR of $155.6 million as of March 31, 2023, a decrease of 7% year-over-year.
•Revenue:
◦Revenue from our Core Platform, including services, was $41.2 million, a decrease of 7% year-over-year.
◦Total revenue was $43.1 million, a decrease of 11% year-over-year.
•GAAP Operating Loss was $19.9 million, compared to GAAP operating loss of $15.2 million in the first quarter of 2022.
•Non-GAAP Operating Loss was $4.2 million, compared to non-GAAP operating loss of $5.7 million in the first quarter of 2022.
•GAAP Net Loss was $17.6 million, or $(0.37) per diluted share, compared to GAAP net loss of $15.5 million, or $(0.32) per diluted share in the first quarter of 2022.
•Non-GAAP Net Loss was $1.8 million, or $(0.04) per diluted share, compared to a non-GAAP net loss of $6.0 million, or $(0.13) per diluted share in the first quarter of 2022.
•Cash Flow: Net cash used in operating activities was $4.2 million, compared to $6.8 million used in operating activities in the first quarter of 2022. Free cash flow was negative $4.3 million for the quarter, compared to negative $7.8 million in the first quarter of 2022.

•Cash, Cash Equivalents and Marketable Securities totaled $315.7 million as of March 31, 2023.
For more information regarding non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flows, see the section titled “Non-GAAP Financial Measures” below. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see the tables at the end of this press release.

Recent Business Highlights:
•Strong enterprise customer tenure with our top 25 customers expanding Core Platform ARR at an aggregate rate of over 5X over 5 years.
•Continued adoption of multiple products with Q1 2023 ASP for new customers increasing YoY to its highest level in the last 4 quarters.
•Introduced two key generative AI capabilities, Smart Text for automated content creation and Key Moments for enhanced reporting, to help our customers improve revenue results with less resources.
•Achieved industry recognition as a differentiated digital engagement platform based on excellent customer satisfaction ratings, earning the third consecutive “Top-Rated Award” by TrustRadius and winning the “Appealie Awards” that represents excellence in customer success for the marketing category.
•Announced that the annual ON24 global user conference, The ON24 Experience 2023, will be held virtually on June 13 - 15, where our latest platform innovations and customer success stories will be showcased.
Financial Outlook
For the second quarter of 2023, ON24 expects:
•Core Platform Revenue, including services, to be in the range of $39.5 million to $40.5 million.
•Total revenue of $41.1 million to $42.1 million.
•Non-GAAP operating loss of $2.4 million to $1.8 million.
•Non-GAAP net income per share of $0.00 per share, or break-even EPS, using approximately 50.5 million diluted shares outstanding.
◦Restructuring charge of $1.5 million to $2.3 million, excluded from the non-GAAP amounts above.
◦Charge for underutilized real estate of $1.3 million to $1.5 million, excluded from the Non-GAAP amounts above.
For the full year 2023, ON24 now expects:
•Core Platform Revenue, including services, to be in the range of $156.5 million to $159.5 million.
•Total revenue of $162.0 million to $165.0 million.
•Non-GAAP operating loss of $10.5 million to $8.0 million.
•Non-GAAP net loss per share of $(0.07) to net income of $0.00 per share using approximately 45.1 million basic and diluted shares outstanding and 49.7 million diluted shares outstanding, respectively.
Conference Call Information
ON24 will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time. Parties in the United States can access the call by dialing (877) 497-9071 or +1 (201) 689-8727.
A webcast and management’s prepared remarks for today’s call will be accessible on ON24’s investor relations website at investors.on24.com. Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website.

Definitions of Certain Key Business Metrics
•Core Platform: The ON24 Core Platform products include:
•ON24 Elite: live, interactive webinar experience that engages prospective customers in real-time and can be made available in an on-demand format.
•ON24 Breakouts: live breakout room experience that facilitates networking, collaboration and interactivity between users.
•ON24 Forums: live, interactive experience that facilitates video-to-video interaction between presenters and audiences.
•ON24 Go Live: live, interactive video event experience that enables presenters and attendees to engage face-to-face in real-time and can also be made available in an on-demand format.
•ON24 Engagement Hub: always-on, rich multimedia content experience that prospective customers can engage anytime, anywhere.
•ON24 Target: personalize and curate, rich landing page experience that engages specific segments of prospective customers to drive desired action.
Annual Recurring Revenue (“ARR”): ARR is calculated as the sum of the annualized value of our subscription contracts as of the measurement date, including existing customers with expired contracts that we expect to be renewed. Our ARR amounts exclude professional services, overages from subscription customers and Legacy revenue.
Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States, or “GAAP”, we consider our non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow in evaluating our operating performance. We define non-GAAP operating income (loss) as net income (loss) excluding, interest expense, other (income) expense, net, income tax, stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation, amortization of acquired intangible assets, shareholder activism related costs, restructuring costs, charges for underutilized real estate, and certain other costs. We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment.
We use non-GAAP operating income (loss) and non-GAAP net income (loss) to evaluate our ongoing operations and for internal planning and forecasting purposes, and we use free cash flow to measure and evaluate cash generated through normal business operations. We believe non-GAAP operating income (loss) and non-GAAP net income (loss) may be helpful to investors because they provide consistency and comparability with past financial performance. We believe free cash flow may be helpful to investors because it reflects that some purchases of property and equipment are necessary to support ongoing operations, while providing a measure of cash available to acquire customers, expand within existing customers and otherwise pursue our business strategies.
However, these non-GAAP financial measures are each presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Non-GAAP financial measures have no standardized meanings prescribed by GAAP and are not prepared under a comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.
Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure are included in the tables at the end of this press release.

Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. Such statements can be identified by words such as: “outlook,” “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our expected financial and operating results, the execution of our capital return program, the size of our market opportunity, the success of our new products and capabilities, the impact of the COVID-19 pandemic on the way people do business, and other statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to attract new customers and expand sales to existing customers, decline in our growth rate; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition and technological development in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
About ON24
ON24 is on a mission to re-imagine how companies engage, understand and build relationships with their audience in a digital world. Through our leading sales and marketing platform for digital engagement, businesses use our portfolio of webinar, virtual event and content experiences to drive engagement and generate first-party data, delivering revenue growth across the enterprise – from demand generation to customer success to partner enablement.
ON24 powers digital engagement for industry-leading customers worldwide, including 3 of the 5 largest global technology companies, 3 of the 6 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers, enabling organizations to reach millions of professionals a month for billions of engagement minutes per year with all the first-party data being captured, generated and integrated from one place. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.

© 2023 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries.

ON24, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$100,777	$26,996
Marketable securities	214,908	301,125
Accounts receivable, net	33,451	43,757
Deferred contract acquisition costs, current	12,571	13,136
Prepaid expenses and other current assets	8,431	6,281
Total current assets	370,138	391,295
Property and equipment, net	5,957	7,212
Operating right-of-use assets	5,119	5,606
Intangible asset, net	1,711	1,979
Deferred contract acquisition costs, non-current	17,991	17,773
Other long-term assets	1,486	1,608
Total assets	$402,402	$425,473
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,187	$4,611
Accrued and other current liabilities	17,322	18,465
Deferred revenue	81,166	83,453
Finance lease liabilities, current	1,245	1,554
Operating lease liabilities, current	2,644	2,648
Total current liabilities	105,564	110,731
Operating lease liabilities, non-current	4,389	5,040
Other long-term liabilities	1,513	1,741
Total liabilities	111,466	117,512
Stockholders’ equity
Common stock	5	5
Additional paid-in capital	562,151	562,555
Accumulated deficit	(271,317)	(253,727)
Accumulated other comprehensive income (loss)	97	(872)
Total stockholders’ equity	290,936	307,961
Total liabilities and stockholders’ equity	$402,402	$425,473

ON24, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription and other platform	$39,364	$43,477
Professional services	3,699	5,015
Total revenue	43,063	48,492
Cost of revenue:
Subscription and other platform(1)(4)	9,889	9,602
Professional services(1)(4)	3,317	3,342
Total cost of revenue	13,206	12,944
Gross profit	29,857	35,548
Operating expenses:
Sales and marketing(1)(3)	24,417	29,193
Research and development(1)(2)(4)	11,099	10,644
General and administrative(1)(3)(4)	14,278	10,877
Total operating expenses	49,794	50,714
Loss from operations	(19,937)	(15,166)
Interest expense	29	54
Other (income) expense, net	(2,572)	177
Loss before provision for income taxes	(17,394)	(15,397)
Provision for income taxes	196	82
Net loss	(17,590)	(15,479)
Net loss per share:
Basic and diluted	$(0.37)	$(0.32)
Weighted-average shares used in computing net loss per share:
Basic and diluted	47,304,983	47,631,813
(1)Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue
Subscription and other platform	$785	$868
Professional services	152	174
Total cost of revenue	937	1,042
Sales and marketing	3,057	3,692
Research and development	2,021	1,981
General and administrative	4,106	2,792
Total stock-based compensation expense	$10,121	$9,507
(2)Research and development expense for the three months ended March 31, 2023 includes amortization of acquired intangible asset of $142 thousand in connection with the Vibbio acquisition in April 2022.
(3)General and administrative expense for the three months ended March 31, 2023 includes fees related to shareholder activism of $2,446 thousand.
(4)Includes restructuring costs, which primarily represent severance and related expense due to restructuring activities, as follows.

	Three Months Ended March 31,
	2023	2022
Cost of revenue
Subscription and other platform	$785	$—
Professional services	54	—
Total cost of revenue	839	—
Sales and marketing	1,211	—
Research and development	773	—
General and administrative	230	—
Total restructuring costs	$3,053	$—

ON24, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(17,590)	$(15,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,417	1,207
Stock-based compensation expense	10,121	9,507
Amortization of deferred contract acquisition cost	3,893	4,067
Provision for allowance for doubtful accounts and billing reserve	901	260
Non-cash lease expense	497	519
Other	(1,698)	254
Change in operating assets and liabilities:
Accounts receivable	9,405	3,779
Deferred contract acquisition cost	(3,546)	(3,627)
Prepaid expenses and other assets	(2,069)	(3,555)
Accounts payable	(1,353)	1,742
Accrued liabilities	(1,089)	(752)
Deferred revenue	(2,287)	(4,098)
Other non-current liabilities	(769)	(594)
Net cash used in operating activities	(4,167)	(6,770)
Cash flows from investing activities:
Purchase of property and equipment	(178)	(984)
Purchase of marketable securities	(119,591)	(60,271)
Proceeds from maturities of marketable securities	199,210	14,708
Proceeds from sale of marketable securities	9,321	—
Net cash provided by (used in) investing activities	88,762	(46,547)
Cash flows from financing activities:
Proceeds from exercise of stock options	255	1,157
Payment of tax withholding obligations related to net share settlements on equity awards	—	(1,756)
Payment for repurchase of common stock	(10,720)	(13,074)
Repayment of equipment loans	(71)	(66)
Repayment of finance lease obligations	(411)	(417)
Net cash used in financing activities	(10,947)	(14,156)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	130	27
Net increase (decrease) in cash, cash equivalents and restricted cash	73,778	(67,446)
Cash, cash equivalents and restricted cash, beginning of period	27,169	165,043
Cash, cash equivalents and restricted cash, end of period	$100,947	$97,597

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of gross profit and gross margin

	Three Months Ended March 31,
	2023	2022
GAAP gross profit	$29,857	$35,548
Add:
Stock-based compensation	937	1,042
Restructuring costs	839	—
Non-GAAP gross profit	$31,633	$36,590
GAAP gross margin	69%	73%
Non-GAAP gross margin	73%	75%

Reconciliation of operating expenses

	Three Months Ended March 31,
	2023	2022
GAAP sales and marketing	$24,417	$29,193
Less:
Stock-based compensation	(3,057)	(3,692)
Restructuring costs	(1,211)	—
Non-GAAP sales and marketing	$20,149	$25,501

GAAP research and development	$11,099	$10,644
Less:
Stock-based compensation	(2,021)	(1,981)
Restructuring costs	(773)	—
Amortization of acquired intangible asset	(142)	—
Non-GAAP research and development	$8,163	$8,663

GAAP General and administrative	$14,278	$10,877
Less:
Stock-based compensation	(4,106)	(2,792)
Restructuring costs	(230)	—
Fees related to shareholder activism	(2,446)	—
Non-GAAP General and administrative	$7,496	$8,085

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except share and per share data)
(Unaudited)

Reconciliation of net loss to non-GAAP operating loss

	Three Months Ended March 31,
	2023	2022
Net loss	$(17,590)	$(15,479)
Add:
Interest expense	29	54
Other (income) expense, net	(2,572)	177
Provision for income taxes	196	82
Stock-based compensation	10,121	9,507
Amortization of acquired intangible asset	142	—
Restructuring costs	3,053	—
Fees related to shareholder activism	2,446	—
Non-GAAP operating (loss) income	$(4,175)	$(5,659)

Reconciliation of net loss to non-GAAP net loss

	Three Months Ended March 31,
	2023	2022
Net loss	$(17,590)	$(15,479)
Add:
Stock-based compensation	10,121	9,507
Amortization of acquired intangible asset	142	—
Restructuring costs	3,053	—
Fees related to shareholder activism	2,446	—
Non-GAAP net loss	$(1,828)	$(5,972)

Reconciliation of GAAP to Non-GAAP basic and diluted net loss per share

	Three Months Ended March 31,
	2023	2022
GAAP basic and diluted net loss per share:
Net loss	$(17,590)	$(15,479)
Weighted average common stock outstanding, basic and diluted	47,304,983	47,631,813
Net loss per share, basic and diluted	$(0.37)	$(0.32)

	Three Months Ended March 31,
	2023	2022
Non-GAAP basic and diluted net loss per share:
Net loss	$(17,590)	$(15,479)
Add:
Stock-based compensation	10,121	9,507
Amortization of acquired intangible asset	142	—
Restructuring costs	3,053	—
Fees related to shareholder activism	2,446	—
Non-GAAP net loss	$(1,828)	$(5,972)
Non-GAAP weighted-average common stock outstanding, basic and diluted	47,304,983	47,631,813
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.13)

ON24, INC.
Reconciliation of GAAP to Non-GAAP Results
(in thousands)
(Unaudited)

Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2023	2022
Net cash used in operating activities:	$(4,167)	$(6,770)
Less: Purchases of property and equipment	(178)	(984)
Free cash flow	$(4,345)	$(7,754)

ON24, INC.
Revenue
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Core Platform
Subscription and other platform	$37,811	$40,070
Professional services	3,395	4,437
Total core platform revenue	$41,206	$44,507

Virtual Conference
Subscription and other platform	$1,553	$3,407
Professional services	304	578
Total virtual conference revenue	$1,857	$3,985

Revenue
Subscription and other platform	$39,364	$43,477
Professional services	3,699	5,015
Total revenue	$43,063	$48,492

Contacts
Media Contact:
Tessa Barron
press@on24.com

Investor Contact:
Lauren Sloane, The Blueshirt Group for ON24
investorrelations@on24.com